UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 7, 2014 (May 6, 2014)

ATLANTIC AMERICAN CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	0-3722	58-1027114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

4370 Peachtree Road, N.E., Atlanta, Georgia		30319
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(404) 266-5500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Atlantic American Corporation (the “Company”) was held on Tuesday, May 6, 2014, at which the following matters were submitted to a vote of the shareholders, with voting results as set forth below:

(a) A vote regarding the election of eight (8) directors of the Company to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified:
Shares Voted
	For	Withheld	Not Voted
Hilton H. Howell, Jr.	17,461,381	819,244	2,131,259
Edward E. Elson	18,233,024	47,601	2,131,259
Robin R. Howell	17,458,602	822,023	2,131,259
Samuel E. Hudgins	17,496,581	784,044	2,131,259
Harriett J. Robinson	17,458,362	822,263	2,131,259
Scott G. Thompson	17,458,912	821,713	2,131,259
William H. Whaley, M.D.	17,429,703	850,922	2,131,259
Dom H. Wyant	18,215,768	64,857	2,131,259

(b) A vote regarding ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year:
Shares Voted
For	Against	Abstain
20,371,620	10,927	29,337

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            ATLANTIC AMERICAN CORPORATION

                            By:  /s/ John G. Sample, Jr.
                                   John G. Sample, Jr.
                           Senior Vice President, Chief Financial Officer and Secretary

       Date:  May 7, 2014